UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2004

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6100 North Baker Road

Milwaukee, WI 53209

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1 to Actuant Corporation’s Current Report on Form 8-K supercedes and replaces in its entirety the information and exhibits contained in the Form 8-K filed by Actuant Corporation on November 19, 2004 (the “Prior 8-K”).

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on November 18, 2004, Actuant Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Key Components, Inc. (“KCI”) and the shareholders of Key Components Inc., pursuant to which the Company will acquire the stock of KCI. The aggregate purchase price is approximately $315 million (including the assumption of approximately $80 million of KCI debt). On December 3, 2004, the Company entered into Amendment No. 1 to the Agreement (“Amendment No. 1”) with KCI and the shareholders of KCI. Amendment No. 1 provides that the Company will purchase all of the issued and outstanding shares of Common Stock and Preferred Stock of KCI without requiring that all of the outstanding Preferred Stock of KCI be converted into Common Stock immediately prior to closing. There are no material relationships between KCI and the Company or any of its affiliates, other than with respect to the Agreement and Amendment No. 1. The transaction is expected to close during the 60 days after November 18, 2004 and is subject to certain conditions set forth in the Agreement. The foregoing description of the Agreement and Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement and Amendment No. 1. Copies of the Agreement and Amendment No. 1 are attached hereto as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

The reference to the press release contained in the Prior 8-K dated November 18, 2004 is deleted in its entirety and the press release filed as Exhibit 99.1 to the Prior 8-K is deleted and is not an exhibit to or incorporated by reference into this Form 8-K or the Prior 8-K.

Item 8.01	Other Events.

On December 15, 2004, the Company received notification that the Federal Trade Commission Pre-merger Notification Office granted early termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act, effective December 14, 2004. Actuant submitted its filing to the Federal Trade Commission and Department of Justice on November 30, 2004 in conjunction with the previously announced pending acquisition of Key Components, Inc.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

2.1	Stock Purchase Agreement, dated as of November 18, 2004, by and among Actuant Corporation, Key Components, Inc., and the Shareholders of Key Components, Inc.

2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of December 3, 2004, by and among Actuant Corporation, Key Components, Inc., and the Shareholders of Key Components, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION (Registrant)

Date: December 16, 2004	By:	/s/ Andrew G. Lampereur
Andrew G. Lampereur
Executive Vice President and Chief Financial Officer